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                                                                   EXHIBIT 10.1


                              [CHASE LETTERHEAD]


                                 April 10,1997


Marge Rogers
Team, Inc.
1019 South Hood Street
Alvin, Texas  77512

Re:  Renewal of existing Revolver and Term Loan Credit Facilities

Dear Marge:

Pursuant to your request with respect to the above referenced credit facilities, Texas Commerce Bank has approved the following effective February 28, 1997:


1. Renewal and reduction of a $12MM Revolving Credit Facility to $10MM Revolving Credit Facility for one year commencing December 31, 1997 to December 31, 1998.
2. Term Loan Credit Facility terms and conditions to remain the same. Existing maturity to remain unchanged with note to pay out in full.

At the option of Team, Inc., further extend the final maturity of the $10MM Revolving Credit Facility for an additional year to December 31, 1999 upon the following:

1.   Sale of the Section 801 Housing Project,
2.   Term Loan Credit Facility repaid in full and
3.   Payment of a $50,000 fee at the time of extension.

Upon your acceptance and acknowledgment of these terms and conditions below, we will begin the documentation process immediately.


                                        Sincerely,

                                        MICHAEL ONDRUCH
                                        ------------------------------------
                                        Michael Ondruch


Agreed and Acknowledge by:

Name: /s/ Margie E. Rogers
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Title: /s/ Vice President, Treasurer
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      and Secretary